EXHIBIT 10.10.3.1
TRINITY INDUSTRIES, INC.
RESTRICTED STOCK GRANT AGREEMENT
THIS RESTRICTED STOCK GRANT AGREEMENT (the “Agreement”), by and between TRINITY INDUSTRIES, INC. (hereinafter called the “Company”) and                                          (hereinafter called the “Grantee”);
WITNESSETH:
WHEREAS, the Grantee complies with the requirements of eligibility for the award of Restricted Stock under the Trinity Industries, Inc. 2004 Stock Option and Incentive Plan (the “Plan”); and
WHEREAS, the Company has determined to award to the Grantee                                          (                    ) shares o f Common Stock of the Company, subject to the terms and conditions hereinafter set forth, as a retention incentive, to encourage a sense of proprietorship by the Grantee and to stimulate the active interest of the Grantee in promoting the development, growth, performance and financial success of the Company by affording the Grantee an opportunity to obtain an increased proprietary interest in the Company so as to assure a closer identification between the Grantee’s interest and the interest of the Company;
NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:
1. Grant of Restricted Shares.
Subject to the terms and conditions of the Plan, this Agreement and the restrictions set forth below, the Company hereby grants to the Grantee the total number of shares of common stock of the Company set forth above (the “Restricted Shares”). The Restricted Shares may be issued in certificated or book-entry form as the Company may determine.
2. Shareholder Status.
Effective upon the date of grant, Grantee has become the holder of record of the Restricted Shares and has all rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and the right to receive all dividends paid with respect to the Restricted Shares, subject to the terms and conditions set forth in this Agreement.

3. Restrictions.
The Restricted Shares may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (the “Restrictions on Transferability”) until the Restrictions on Transferability shall lapse. The Restrictions on Transferability shall lapse upon the first to occur of the following:

(i)	for	% of the Restricted Shares;
(ii)	for	% of the Restricted Shares;
(iii)	for	% of the Restricted Shares;
(iv)	for	% of the Restricted Shares;
(v)	for	% of the Restricted Shares;
(vi)	death;
(vii)	Disability as defined in the Plan;
(viii)	a Change in Control as defined in the Plan; or
(ix)	the consent, at any time after three years from the date of this grant, to the removal of the restrictions by the Human Resources Committee (the “Committee”) in its sole discretion.
All of the Restricted Shares shall be forfeited by the Grantee to the Company if prior to the lapse of the Restrictions on Transferability the Grantee’s employment with the Company terminates for any reason other than death or Disability or as provided by paragraph 7 hereof. The Restricted Shares may also be forfeited in order to satisfy amounts recoverable by the Company that the Committee determines pursuant to the Policy for Repayment on Restatement of Financial Statements as may be in effect at the time of the determination, which Policy is incorporated herein by reference. Upon forfeiture, the Company shall have all right, title and interest in the Restricted Shares and the Grantee shall have no further right, title or interest therein. Until the Restrictions on Transferability shall lapse, any certificates representing the Restricted Shares shall bear a legend giving notice of such restrictions as follows:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED PURSUANT TO A RESTRICTED STOCK GRANT AGREEMENT DATED AS OF                                          , AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF OR ENCUMBERED AT ANYTIME WITHOUT THE PRIOR WRITTEN APPROVAL OF THE COMPANY.
Upon the lapse of the Restrictions on Transferability with respect to any of the Restricted Shares, such shares without the restrictive legend noted above shall be delivered to Grantee or Grantee’s personal representative, provided that the Grantee or Grantee’s personal representative has made appropriate arrangements with the Company in accordance with Section 27 of the Plan for applicable taxes which are required to be withheld under federal, state or local law or the tax withholding requirement has otherwise been satisfied.

4. No Rights of Continued Service.
Nothing herein shall confer upon Grantee any right to remain an officer or employee of the Company or one of its Subsidiaries, and nothing herein shall be construed in any manner to interfere in any way with the right of the Company or its Subsidiaries to terminate the Grantee’s service at any time.
5. Interpretation of this Agreement.
The administration of the Company’s Plan has been vested in the Committee, and all questions of interpretation and application of this grant shall be subject to determination by a majority of the members of the Committee, which determination shall be final and binding on Grantee.
6. Subject to Plan.
The Restricted Shares are granted subject to the terms and provisions of the Plan of the Company, which plan is incorporated herein by reference. In case of any conflict between this Agreement and the Plan, the terms and provisions of the Plan shall be controlling.
7. Confidentiality
This Restricted Stock Grant is to be treated as STRICTLY CONFIDENTIAL. A Grantee who shares information regarding this Restricted Stock Grant with other employees or outside persons, other than as required to comply with applicable laws or as necessary to manage his or her personal finances, is subject to his or her rights hereunder being forfeited upon a determination by the Committee that the Grantee has violated this paragraph.
8. Acceptance and Stock Power.
The grant of the Restricted Shares under this Agreement is subject to and conditioned upon: (i) Grantee’s acceptance of the terms hereof by the return of an executed copy of this Agreement to the Company and (ii) delivery of an executed stock power in the attached form.

DATED as of the                     th day of                                         , 200___.

TRINITY INDUSTRIES, INC.

NAME:	WILLIAM A. MCWHIRTER
TITLE:	SENIOR VICE PRESIDENT &
CHIEF FINANCIAL OFFICER

GRANTEE

NAME:

IRREVOCABLE STOCK POWER
FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer, to Trinity Industries, Inc.,                                          (___) shares of the common stock of Trinity Industries, Inc. awarded to the undersigned and for which restrictions have not lapsed pursuant to a Restricted Stock Grant Agreement dated as of                                          , 200___ for ___ shares standing in the name of the undersigned on the books of said Company.

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